UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2022
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.03 Bankruptcy or Receivership

As previously disclosed, and in connection with the restructuring and exchange of its 6.625% senior unsecured notes due 2022 (the “Notes”), on March 4, 2022, Atlas Financial Holdings, Inc. (the “Company”) filed a petition under chapter 15 of the United States Bankruptcy Code (the “Recognition Petition”), seeking that the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) enter an order (or orders) recognizing the previously disclosed foreign proceeding (the “Cayman Proceeding”) commenced before the Grand Court of the Cayman Islands (the “Grand Court”) and enforcing the scheme of arrangement of the Company approved and sanctioned by the Grand Court pursuant to section 86 of Part IV of the Companies Act (2021 Revision) of the Cayman Islands within the territorial jurisdiction of the United States (the “Recognition and Enforcement Order”). On March 4, 2022, the Bankruptcy Court issued an order, which, among other things, scheduled a hearing before the Bankruptcy Court for March 30, 2022, at 10:00 a.m. (ET) (the “Recognition Hearing”), and approved the form and manner of service of notice (the “Hearing Notice”). Instructions for submitting a response, answer or objection to the Recognition Petition or otherwise participating in the Recognition Hearing are included in the Hearing Notice. The Hearing Notice is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The description of the Hearing Notice does not purport to be complete and is qualified in its entirety by reference to the Hearing Notice filed herewith as an exhibit to this Current Report.

The Recognition Petition is the last key step in the previously disclosed restructuring and exchange of the Notes, being effectuated in accordance with the previously disclosed Restructuring and Support Agreement between the Company and the noteholders party thereto. The chapter 15 filing is seeking recognition and enforcement within the territorial jurisdiction of the United States of this restructuring and exchange of the Notes, which restructuring and exchange was approved and sanctioned by the Grand Court following the previously disclosed requisite vote in the Cayman Proceeding and does not compromise any other assets or liabilities of the Company. Neither the filing of the Recognition Petition nor the proceeding under chapter 15 of the United States Bankruptcy Code is expected to impact the Company’s day-to-day operations. The Company expects the Recognition and Enforcement Order to be issued shortly after the Recognition Hearing, which will enable the Company to complete the restructuring and exchange of the Notes.

DLA Piper LLP (US) is acting as United States restructuring counsel to the Company, together with Conyers Dill & Pearman LLP retained as Cayman Islands restructuring counsel, in connection with the Cayman proceeding.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements and information within the meaning of the federal securities laws regarding the Company and its businesses. Such statements are based on the current expectations, estimates, projections, and assumptions made by management. The words “anticipate,” “expect,” “believe,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or similar words are used to identify such forward looking information. The forward-looking events and circumstances discussed in this report may not occur and could differ materially as a result of known and unknown risk factors and uncertainties affecting the Company, including risks regarding the effects and duration of the COVID-19 outbreak, the insurance industry, economic factors, and the equity markets generally and the other risk factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and subsequent periodic reports. Many of these uncertainties and risks are difficult to predict and beyond management’s control. No forward-looking statement can be guaranteed, including, without limitation, statements regarding whether the Recognition and Enforcement Order will be issued shortly after the Recognition Hearing, or at all, or regarding the completion of the restructuring and exchange. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made, and the Company and its subsidiaries undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1
Notice of (I) Filing of Chapter 15 Petition and Related Chapter 15 Documents, Seeking Recognition of Cayman Proceeding as Foreign Proceeding and (II) Hearing on Recognition and Enforcement of the Scheme of Arrangement, dated March 4, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS FINANCIAL HOLDINGS, INC. (Registrant)
By:	/s/ Paul A. Romano
Name:	Paul A. Romano
Title:	Vice President and Chief Financial Officer
March 9, 2022